Exhibit 99.2

OMEGA REFINING, LLC

CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$13,918	$2,713,040
Accounts receivable, net	4,827,081	1,273,279
Inventory	6,725,363	9,134,282
Prepaid expenses	575,609	671,950
Total current assets	12,141,971	13,792,551

Net Property and Equipment	26,943,448	26,929,107

Other Assets:
Due from affiliates	5,882	5,882
Net intangible assets	78,431	83,333
Deposits	2,665,531	2,665,532
Total other assets	2,749,844	2,754,747
Total Assets	$41,835,263	$43,476,405

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$15,236,614	$13,356,298
Accrued expenses	2,271,159	2,767,645
Current portion of capital lease	1,105,058	1,159,062
Total current liabilities	18,612,831	17,283,005

Long-Term Liabilities:
Capital lease, less current portion	2,944,849	4,038,127
Due to affiliates	10,922,008	13,779,617
Total long-term liabilities	13,866,857	17,817,744

Total Liabilities	32,479,688	35,100,749

Commitments and Contingencies (Notes 3 and 7)

Member’s Equity	9,355,575	8,375,656

Total Liabilities and Member’s Equity	$41,835,263	$43,476,405

OMEGA REFINING, LLC

CONDENSED STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY
(Unaudited)

	For The Three Months Ended March 31,
	2014	2013

Sales:
VGO	$28,226,813	$35,309,228
Condensate	1,359,712	889,336
Asphalt bottoms	1,370,584	2,799,563
Total sales	30,957,109	38,998,127

Cost of Goods Sold	25,438,911	32,094,878

Gross Profit	5,518,198	6,903,249

Operating Expenses	4,367,692	4,550,470

Income from Operations	1,150,507	2,352,779

Other Income (Expenses):
Loss on sale of assets	–	(108,862)
Interest expense	(170,587)	(96,708)
Total other income (expenses)	(170,587)	(205,570)

Net Income	979,920	2,147,209

Member’s Equity, beginning of period	8,375,656	10,678,256

Member’s Equity, end of period	$9,355,575	$12,825,465

OMEGA REFINING, LLC

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013

Cash Flows from Operating Activities:
Net Income	$979,920	$2,147,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	538,121	561,377
Loss on sale of assets	–	108,863
Changes in net assets and liabilities:
Increase in accounts receivable	(3,553,802)	(2,848,258)
Decrease in inventory	2,408,920	3,772,052
Decrease in prepaid expenses	96,340	193,353
Increase in deposits and other assets	-	(582,822)
Increase (decrease) in accounts payable and accrued expenses	1,383,829	(2,791,200)
Net cash provided by operating activities	1,853,328	560,575

Cash Flow from Investing Activities:
Purchase of property and equipment	(547,560)	(2,853,692)
Proceeds from sale of equipment	–	230,000
Net cash used in investing activities	(547,560)	(2,623,692)

Cash Flows from Financing Activities:
Repayments on capital lease	(1,147,281)	(250,304)
Net change due to/from affiliates	(2,857,609)	2,303,331
Net cash provided by (used in) financing activities	(4,004,890)	2,053,027

Net Change in Cash and Cash Equivalents	(2,699,122)	(10,091)

Cash and Cash Equivalents, beginning of year	2,713,040	11,500

Cash and Cash Equivalents, end of year	$13,918	$1,409

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$170,587	$90,708

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business - Omega Refining, LLC (the “Company” or “Omega”), a Delaware limited liability company (LLC), was organized on March 19, 2008 for the purpose of operating an oil refinery located in Marrero, Louisiana.

On April 30, 2008, the Company purchased an oil refinery, inventory and other assets from an unrelated third party for $36,137,400.  Immediately following this transaction, the Company sold certain assets to Marrero Terminal, LLC (Marrero) for $25,000,000 and entered into a lease for the terminal facilities (see Note 4).  The Company also entered into a terminal agreement with the seller ending April 30, 2018.  This agreement has been assigned to Marrero.  During 2009, Marrero was sold to an unrelated company, Magellan Terminals Holdings, L. P. (Magellan).  All former Marrero agreements have been assigned to Magellan.

On March 17, 2014, the Company’s Board of Directors entered into an agreement to sell all significant corporate assets with Vertex Energy, Inc. The sale was contingent on the Company’s ability to meet certain terms, covenants, and agreements outlined in the Asset Purchase Agreement and closed on May 2, 2014.

Basis of Presentation – The accompanying condensed interim financial statements are unaudited. These statements were prepared on the same basis as the audited statements contained within this Form 8-K/A and in accordance with Generally Accepted Accounting Principles (GAAP) in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.  It is the opinion of management that these unaudited statements include all material adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position at March 31, 2014 and December 31, 2013, results of operations for the three months ended March 31, 2014 and 2013, and cash flows for the three months ended March 31, 2014 and 2013.

The condensed interim statements are meant to be used in combination with audited financial statements and notes contained within this Form 8-K/A. The December 31, 2013 balance sheet was derived from audited financial statements as of that date but the condensed financial statements herein do not necessarily contain all notes and disclosures required by GAAP.

Use of Estimates – Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results could differ from estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash balances at financial institutions in California.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Accounts Receivable – The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past-due accounts.  Management of the Company has established an allowance for doubtful accounts based on their estimate of uncollectible accounts and is determined based on historical performance that is tracked by the Company on an ongoing basis.  Amounts determined to be uncollectible are expensed in the period such determination is made. As of March 31, 2014 and December 31, 2013, the Company has no allowance for doubtful accounts.

Inventory – Inventory consisted of oil products and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).  Inventory consisted of the following at:

	March 31, 2014	December 31, 2013

Raw materials	$3,275,208	$5,627,133
Finished goods	3,450,155	3,507,149

Total	$6,725,363	$9,134,282

Derivative Activities – The Company recognizes all derivative instruments on the balance sheet as either assets or liabilities at fair value.  The Company stopped purchasing derivative financial instruments in 2013 and all associated contracts had expired before December 31, 2013. As a result, no open derivative contracts appear on the balance sheet as of March 31, 2014 or December 31, 2013.

The Company is exposed to commodity price risk related to oil prices.  To mitigate this risk, the Company entered into oil forward contracts for its forecasted oil sales.  The contracts, which are placed with a major financial institution or with counter parties that management believes to be of high credit quality, may take the form of futures contracts, swaps or options.  The reference prices of these contracts are based upon crude oil futures. The Company had realized losses of $0 and $41,177, during the three months ended March 31, 2014 and March 31, 2013, respectively, reflected in the statements of operations.

Property and Equipment – Property and equipment is recorded at cost.  Replacements and major improvements are capitalized while maintenance and repairs are charged to expense as incurred.  Upon sale or retirement, the asset cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.  Depreciation expense is recorded over the estimated useful lives of the related asset using the straight-line method.

Capitalized Interest – The Company capitalizes interest cost incurred on funds used to construct property and equipment.  The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life.

Intangible Assets – Intangible assets consisted of patents at March 31, 2014.  Intangible assets are recorded at cost and are amortized using the straight-line method over 1 to 17 years.

Generally accepted accounting principles require that the Company evaluate its amortized identified intangible and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  An undiscounted future cash flow analysis is calculated to determine if impairment exists.  If impairment is identified as a result of this evaluation, the amount of the impairment is determined by comparing the carrying value of these assets with their fair market value.  The Company has determined that there was no impairment of identified intangibles and other long-lived assets as of March 31, 2014 or December 31, 2013.

Deposits – The Company has multiple security deposits related to various leases, as well as other activities in the normal course of business.  These deposits are carried at cost.

Asset Retirement Obligations – The Company records a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time the Company incurs that liability, which is generally when the asset is purchased, constructed, or leased. The Company records the liability when it has a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made.  If a reasonable estimate cannot be made at the time the liability is incurred, the Company records the liability when sufficient information is available to estimate the liability’s fair value.

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of each refinery at the time they are retired.  However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded.  It is the Company’s practice and current intent to maintain its refinery assets and continue making improvements to those assets based on technological advances.  As a result, the Company believes that its refinery assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which the Company would retire refinery assets cannot reasonably be estimated.  When a date or range of dates can reasonably be estimated for the retirement of any component part of a refinery, the Company estimates the cost of performing the retirement activities and records a liability for the fair value of that cost using established present value techniques.

Advertising – The Company expenses advertising costs as incurred but had no advertising related expenditures during the three months ended March 31, 2014 and 2013.

Freight Costs – The Company includes freight costs in cost of goods sold.  Total freight and shipping expense included in cost of goods sold, excluding internal costs, for the three months ended March 31, 2014 and 2013, were $27,430 and $182,527, respectively.

Income Taxes – The Company has elected to be treated as an LLC for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members of the Company’s member and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company does not believe it has taken any position in the filing of its tax returns that would be considered an uncertain tax position.  Therefore, as of March 31, 2014 and December 31, 2013, no provision has been made related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and various states.  There are currently no federal or state income tax examinations underway for these jurisdictions.  Furthermore, the Company is no longer subject to U.S. federal income tax examinations by the Internal Revenue Service for tax years before 2010 and for state and local tax authorities for years before 2009.  The Company’s tax years of 2010 (federal) and 2009 (state) and forward are subject to examination by federal and state taxing authorities.  If applicable, the Company would recognize interest and penalties related to uncertain tax positions in operations.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash, trade receivables, trade payables, accrued liabilities, and debt in the form of capital leases.  The carrying value of cash and cash equivalents, trade receivables, trade payables, and accrued liabilities are considered to be representative of their fair market value, due to the short maturity of the instruments.  The Company believes that the carrying value of its debt approximates fair value based on credit terms currently available for similar debt.

Revenue – The Company recognizes revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.  The Company recognizes revenues from multiple products but primarily from the sale of oil and oil related products.

Property and Equipment -- Property and equipment consisted of the following at:

	March 31, 2014	December 31, 2013

Tanks and equipment	$13,072,035	$13,072,036
Equipment held for future use	–	–
Construction in progress	13,105,024	12,557,463
Equipment – capital lease	7,020,952	7,020,952
Leasehold improvements	2,539,062	2,539,061
Land	22,800	22,800
Equipment – office	43,313	43,313
Automobile	11,562	11,562
Total	35,814,748	34,267,187
Less accumulated depreciation	(8,871,300)	(8,338,080)

Net property and equipment	$26,943,448	$26,929,107

Depreciation expense for the three months ended March 31, 2014 and 2013 was $533,219 and $556,476, respectively.

The Company incurred and capitalized interest costs related to the construction of various assets as follows for the three month periods ended:

	March 31, 2014	March 31, 2013

Interest cost incurred	$216,164	$199,920
Interest cost capitalized	$45,577	$103,212
Interest expense, net	$170,587	$96,708

2.	INTANGIBLE ASSETS:

Identifiable intangible assets consisted of the following at March 31, 2014:

	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Carrying Amount

Amortized intangible assets:
Patent	$333,334	$(249,903)	$–	$78,431

	$333,334	$(249,903)	$–	$78,431

Identifiable intangible assets consisted of the following at December 31, 2013:

	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Carrying Amount

Amortized intangible assets:
Patent	$333,334	$(245,001)	$–	$83,333

	$333,334	$(245,001)	$–	$83,333

Amortization expense for the three months ended March 31, 2014 and 2013 was $4,902 and $4,902, respectively.

3.	CAPITAL LEASES:

Property and equipment include $7,020,952 of cost, less accumulated depreciation of $841,788 for capital leases at March 31, 2014.

On March 3, 2014, the Company executed a sales agreement with an unrelated third party to sell separate business units owned by the Company. As part of the Asset Purchase Agreement, the Company, a guarantor of the capital leases, was required to make a one-time payment of $1,118,571, of which $983,624 in principal was applied to various open capital leases.

4.	OPERATING LEASES:

The Company leases operating facilities from Magellan under a noncancellable operating lease.  One lease calls for base monthly payments of $150,000 through April 2018.  The lease also requires the Company to pay a monthly operating expense subsidy as additional rent for a storage facility.  The subsidy decreases during the term of the lease.  The Company has the option to renew this lease for up to sixteen five-year periods for the same terms described above with the exception of base rent which falls to $1.00 per year and the operating subsidy is no longer required by the lease.  The Company is also responsible for all taxes and general maintenance of the facilities, as well as its proportionate share of common area maintenance expenses.

In addition, the Company entered into noncancellable leases in February and May 2012, with a five-year initial term, for additional facilities.  The lease calls for base monthly payments of $8,000 per month, increasing by $3,818 per month until the monthly payment is $50,000 per month.  Monthly payments are then $50,000 per month for the remainder of the initial term.  An additional lease, entered into in February 2012, calls for monthly rent of $50,000.  The leases provide for storage and terminal services, as well as leasing certain property.  The Company is responsible for taxes and general maintenance of the facilities, as well as its proportionate share of common area maintenance expenses.

During 2012, the Company entered into an agreement to lease equipment from Pacific West Equipment Finance.  The lease requires monthly payments of approximately $50,000 and ends in May 2016.

Total rent expense for all properties and equipment under operating leases was $1,009,443 for the three months ended March 31, 2014.  Future minimum lease payments are as follows:

2014	$2,658,049
2015	3,667,492
2016	3,667,492
2017	2,914,220
2018	2,797,513

Total	$15,704,766

5.	RETIREMENT PLANS:

The Company’s parent, Omega Holdings Company, LLC, maintains a defined contribution retirement savings plan (the “Plan”) under IRC Section 401(k) for the benefit of substantially all employees which allows for both employee and employer contributions.  The Plan provides for employer matching contributions equal to 100% of the employee elective deferrals for the first 3% of compensation, and 50% of employee elective deferrals for the next 2% of compensation.

The Plan was adopted on June 1, 2012, and consolidated the Company’s previous IRC Section 401(k) plan.  The Company’s contributions to the Plan for three months ended March 31, 2014 and 2013 were $17,711 and $14,961, respectively.

6.	CONCENTRATIONS OF CREDIT RISK:

For the three months ended March 31, 2014 and 2013, the Company had purchases from four vendors of $15,342,224 and 18,067,036, respectively, or 63% and 58%, of the total purchases for the periods, respectively.  At March 31, 2013 December 31, 2012, there were amounts due to these vendors totaling $10,724,695 and $9,690,569, respectively.

For the three months ended March 31, 2014 and 2013, the Company had sales to one customer of approximately $28,226,813 and $35,309,174, respectively, or 91% and 90%, of the total sales for the years, respectively. At March 31, 2014 and December 31, 2014, there were amounts due from the customer totaling $2,072,042 and $210,686, respectively.

7.	COMMITMENTS AND CONTINGENCIES:

The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management and legal counsel that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.  At March 31, 2014, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.

Omega and an affiliate entered into a Used Motor Oil Buy/Sell Contract on August 1, 2012, with an unrelated third party.  The Company is required to purchase certain minimum gallons of used motor oil per year until the contract expires on December 31, 2014.  Omega will pay a purchase price based on a discount to the average low posting of Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the month prior to the date the product was released plus an additional per gallon fee.  The contract is guaranteed by Omega Holdings Company, LLC.

Omega entered into a Used Motor Oil Purchase Contract on May 1, 2012, with an unrelated third party.  Omega was required to purchase certain minimum of 100,000 gallons per month until the contract expired on May 31, 2014.

Omega entered into a Used Oil Supply Contract on April 26, 2013, with an unrelated third party.  Omega was required to purchase certain minimum gallons of used motor oil per month until the contract expired on April 30, 2014.  Omega paid a purchase price based on a discount to the Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the weekly average for the week prior to the date the product was received by the buyer.

Omega entered into a Used Oil Supply Contract on January 13, 2013, with an unrelated third party.  Omega is required to purchase certain minimum gallons of used motor oil per month until the contract expires on July 31, 2014.  Omega pays a purchase price based on a discount to the Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% sulphur per gallon.

Omega entered into a Used Motor Buy/Sell Contract on October 1, 2013, with Vertex Energy, Inc. (see note 1).  The Company was required to purchase certain minimum gallons of used motor oil per year until the contract expired on April 30, 2014.  Omega paid a purchase price based on a discount to the average low posting of Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the weekly average prior to the product passing the point of delivery.

Minimum future payments for the above agreements are unable to be determined but are material in the aggregate.

8.	RELATED PARTIES:

The Company advances amounts to its member from time to time.  These amounts are due on demand, but are not expected to be repaid within the next 12 months.  These amounts bear no interest. The Company also pays management fees to its members, which totaled $405,000 for both three month periods ended March 31, 2014 and 2013, respectively.

On August 1, 2008, the original member of the Company contributed its ownership interests to Omega Holdings Company, LLC (OHC) in exchange for 49.1 Class A units of OHC.  OHC is the sole member of the Company.

OHC also owned C2I, a seller and distributor of oil products in Golden, Colorado and Hammond, an oil product blending facility located in Hammond, Indiana until sold to an unrelated third party on March 3, 2014. The Company also owns Bango Refining NV, LLC (Bango Oil), an oil re-refinery located in Fallon, Nevada which was sold to Vertex Energy, Inc. effective May 2, 2014. Omega Holdings also owns Mecca Refining, LLC (Mecca Refining), a non-operational start-up company; and SK Shares, LLC (SK Shares), an investment company located in Golden, Colorado.  Together, the above entities are known as affiliates. The Company had a due from affiliates balance of $5,882 and $5,882 at March 31, 2014 and December 31, 2013, respectively, and a due to affiliates balance of $10,922,008 and $13,779,617, respectively. Omega did not earn revenue for services performed for affiliates in 2014 or 2013.